Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Destination Television, Inc. (the "Company") on Form 10-Q for the quarter ending July 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gordon Scott Venters, President, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 21, 2009

/s/ Gordon Scott Venters
___________________________
Gordon Scott Venters, President and
Chief Executive Officer
(Principal Executive Officer) and
Acting Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)